EXHIBIT 99.1
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[THE ESTEE LAUDER COMPANIES INC. LOGO]                                  NEWS
                                                                        Contact:
                                                             INVESTOR RELATIONS:
                                                                 DENNIS D'ANDREA
767 Fifth Avenue                                                  (212) 572-4384
New York, NY  10153

                                                                MEDIA RELATIONS:
                                                                    SALLY SUSMAN
                                                                  (212) 572-4430
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FOR IMMEDIATE RELEASE:

           ESTEE LAUDER COMPANIES TO HOST ANALYST AND INVESTOR DAY TO
                     PROVIDE OVERVIEW OF RECENT PROGRESS AND
                           OUTLOOK THROUGH FISCAL 2010

        - OUTLINES PLANS TO OPTIMIZE, DIVERSIFY AND GROW ITS BUSINESS AND DRIVE SOLID, CONSISTENT GROWTH OVER THE LONG-TERM -

             - REITERATES EXPECTATIONS FOR FISCAL 2007 OF NET SALES
               GROWTH OF 6% - 7% IN CONSTANT CURRENCY AND DILUTED
                          EPS BETWEEN $2.10 AND $2.20 -

 - PROVIDES THREE YEAR OUTLOOK INCLUDING EXPECTED ANNUAL SALES GROWTH OF 6% - 8% IN CONSTANT CURRENCY, DILUTED EPS GROWTH BETWEEN 10% - 12% PER
                  YEAR AND TARGETS ROIC OF 23% - 24% BY 2010 -


NEW YORK, NY, MARCH 6, 2007 - The Estee Lauder Companies Inc. (NYSE: EL) today will host an Analyst and Investor Day to discuss the Company's current business and recent progress, key growth opportunities, and the outlook for the next three fiscal years.

William P. Lauder, President and Chief Executive Officer, said, "Since our last Analyst and Investor Day in 2002, we have delivered solid overall performance, strengthened our business, and maintained our position as a leading global prestige beauty company. We've sustained our track record of steady sales growth and continued to build some of the strongest global brands in the industry. Our management team has focused on creating a more disciplined and efficient organization and we are making significant strides in improving sourcing, streamlining our infrastructure, and implementing systems to drive efficiencies across the business.

"As a result, we are delivering strong sales growth and realizing cost improvements. We also exceeded our five-year goal for return on invested capital
(ROIC) a year earlier than planned. Further, we have created significant stockholder value through strong overall performance, aggressive share repurchases, and increased dividends."

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OVERVIEW OF KEY DISCUSSION POINTS AT THE 2007 ANALYST AND INVESTOR DAY
----------------------------------------------------------------------

Today's meeting will include presentations from key senior executives of The Estee Lauder Companies. The senior management team will provide an overview of the business, operating initiatives, and financial expectations through fiscal 2010. A number of other key executives will provide a business and marketing overview of the Company's largest product categories.

The Company's executives will outline initiatives to effectively position The Estee Lauder Companies for a strong future. Specifically, the Company will discuss plans to:

      o OPTIMIZE its brand portfolio, product categories, operations, and cost structure;

      o     DIVERSIFY sales, distribution channels, and geographies; and

      o GROW by maximizing international growth opportunities, enhancing performance in existing channels, introducing innovative products, increasing market share across product categories, and making strategic acquisitions.


FINANCIAL OUTLOOK FOR FISCAL 2007- 2010
---------------------------------------

EXPECTATIONS FOR FISCAL 2007
Today the Company will reaffirm its previously provided estimates for the fiscal third quarter ending March 31, 2007, and full fiscal year ending June 30, 2007.

      o For the third quarter, net sales are expected to grow between 4% and 6% in constant currency and the foreign currency translation impact is expected to add approximately 1.5% to 2% on a reported basis. Diluted earnings per share from continuing operations is expected to be approximately flat with last year.

      o For fiscal 2007, annual net sales are expected to grow between 6% and 7% in constant currency, while foreign currency translation is expected to add approximately a 1.5% benefit versus the prior year. The Company continues to expect diluted earnings per share from continuing operations to be between $2.10 and $2.20.

As announced separately today, the Company is committed to optimizing its capital structure and aggressively returning value to stockholders. The Company has entered into an "overnight share repurchase" agreement with Bank of America, N.A. to repurchase from the bank approximately 16 million shares of The Estee Lauder Companies Inc.'s Class A Common stock at a cost of approximately $750 million. There are currently 23 million shares remaining under the Company's current share repurchase program. In order to fund the initial purchase, the Company will use cash on hand supplemented by borrowings of up to $750 million, which may be refinanced from time to time.

OUTLOOK THROUGH 2010
The Company will also provide three-year targets for a number of key financial metrics and business building investment goals.

      o The Company currently anticipates average annual sales growth of between 6% and 8% in constant currency. This top line increase is expected to be driven by international growth, particularly in emerging markets, further development of core and fast growing brands, market share expansion in existing channels, and diversified distribution.

      o The current plan is to achieve improvements in annual gross margin driven by ongoing cost of sales initiatives and efficiencies.

      o Continuing its cost savings initiatives, the Company plans to further streamline costs across the organization while it also modernizes its operations. The Company expects to realize in excess of $200 million in savings over the three year-period.

      o The majority of the realized savings is expected to be reinvested in business building investments to drive consistent top and bottom line growth and position the business for the long-term. Investments include brand building initiatives, aggressive expansion in international markets, global infrastructure and technology improvements, new brand development, and strengthening our professional talent.

      o Given the substantial reinvestment, operating expense margin is expected to remain relatively flat and the Company anticipates modest operating margin improvements over the next three fiscal years.

      o Annual diluted earnings per share growth is expected to be in the range of 10% - 12%.

      o     ROIC is estimated to be between of 23% - 24% at the end of fiscal
            2010.

Mr. Lauder concluded, "We are committed to continuing to optimize, diversify, and grow our business and to further drive stockholder value. We are confident that our strategic investments, balanced by operating and financial discipline, will enable us to drive solid, consistent overall growth and sustain our position as a global leader in prestige beauty well into the future."

WEBCAST INFORMATION
-------------------

The Company will webcast all of the presentations delivered at today's Analyst and Investor Day. The live webcast will begin at 8:00 am ET and is expected to conclude by approximately 2:30 pm ET. To access the webcast, please visit the "Investor" section of the Company's website, www.elcompanies.com. The webcast will be archived on the site for two weeks.

DEFINITION
----------

The Company defines ROIC as annualized net income from continuing operations plus net interest (tax effected), divided by the average of five quarters of invested capital. Invested capital is defined as current assets minus current liabilities plus property, plant and equipment and intangibles.

FORWARD-LOOKING STATEMENTS
--------------------------

The forward-looking statements in this press release, including those containing words like "expect," "planned," "may," "could," "anticipate," "estimate," "projected," those in Mr. Lauder's remarks and those in the "Financial Outlook for 2007-2010" section involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:

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     (1)  increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (2) the Company's ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in core brands, including gift with purchase, and in the Company's fragrance business;
     (3) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (4)  destocking by retailers;
     (5) the success, or changes in timing or scope, of new product launches and the success, or changes in the timing or scope, of advertising, sampling and merchandising programs;
     (6) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (7) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (8) changes in the laws, regulations and policies (including the interpretation and enforcement thereof) that affect, or will affect, the Company's business, including those relating to its products, changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;
     (9) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (10) changes in global or local conditions, including those due to natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase the Company's products while traveling, the financial strength of the Company's customers or suppliers, the Company's operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the cost and availability of raw materials and the assumptions underlying the Company's critical accounting estimates;
     (11) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories) or at the Company's distribution or inventory centers;
     (12) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company sells its products and the costs associated with the Company's other facilities;
     (13) changes in product mix to products which are less profitable;
     (14) the Company's ability to acquire, develop or implement new information and distribution technologies, including those related to its strategic modernization initiative, on a timely basis and within the Company's cost estimates;
     (15) the Company's ability to capitalize on opportunities for improved efficiency, such as publicly-announced cost-savings initiatives and the success of Stila under new ownership, and to integrate acquired businesses and realize value therefrom;
     (16) consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation;
     (17) the timing and impact of acquisitions and divestitures, which depend on willing sellers and buyers, respectively; and
     (18) additional factors as described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

      The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

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ABOUT THE ESTEE LAUDER COMPANIES INC.
The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, M-A-C, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good Skin(TM), Donald Trump The Fragrance, Grassroots, Sean John, Missoni, Daisy Fuentes and Tom Ford Beauty.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.
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